
<ARTICLE> 5
<LEGEND>
This Financial Data Schedule contains summary financial information extracted from the Consolidated Financial Statements (Unaudited) of Pago Producing
Company, including the Consolidated Balance Sheets as of September 30, 1995 and the Conslidated Statements of Income for the three months ended
September 30, 1995, and is qualified in its entirety by reference to such Consolidated Financial Statements.
</LEGEND>
<MULTIPLIER> 1,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                           7,432
<SECURITIES>                                         0
<RECEIVABLES>                                   51,453
<ALLOWANCES>                                         0<F1>
<INVENTORY>                                      4,769
<CURRENT-ASSETS>                                64,823
<PP&E>                                         980,727
<DEPRECIATION>                                 741,852
<TOTAL-ASSETS>                                 315,551
<CURRENT-LIABILITIES>                           23,742
<BONDS>                                        164,249
<COMMON>                                        32,993
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                      38,892
<TOTAL-LIABILITY-AND-EQUITY>                   315,551
<SALES>                                        120,415<F2>
<TOTAL-REVENUES>                               120,515
<CGS>                                           26,555<F3>
<TOTAL-COSTS>                                   26,555<F3>
<OTHER-EXPENSES>                                74,212<F4>
<LOSS-PROVISION>                                     0<F5>
<INTEREST-EXPENSE>                               8,268
<INCOME-PRETAX>                                 12,485
<INCOME-TAX>                                     3,979
<INCOME-CONTINUING>                              8,506
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                     8,506
<EPS-PRIMARY>                                      .25
<EPS-DILUTED>                                      .25

<F1>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included as a contra-asset in Account Receivable.
<F2>Does not include Gains on Property Sales.
<F3>Includes Lease Operating Expense, but excludes General and Administrative,
Exploration, Dry Hole and Impairment and Depreciation, Depletion and
Amortization Expenses.
<F4>Includes General and Administrative, Exploration, Dry Hole and Impairment and
Depreciation and Amortization Expenses.
<F5>This amount is not disclosed on the face of the Consolidated Financial
Statements due to lack of materiality, but is included in oil and Gas Revenues.

